TuHURA Biosciences Reports First Quarter 2026 Financial Results and Provides a Corporate Update

TAMPA, Fla., May 15, 2026 -- TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA” or the “Company”), a Phase 3 immuno-oncology company developing novel therapeutics to overcome resistance to cancer immunotherapy, today reported financial results for the Company's first quarter ended March 31, 2026, and provided a corporate update.

“I am very pleased with the progress we have made this past quarter as we continue to execute upon our corporate and development strategy. Importantly, we recently established a $50 million non-equity-based source of operating capital in the form of credit facility with our largest stockholder on attractive terms for the company allowing us to fund operations beyond anticipated top-line data in our lead IFx-2.0 program,” said Dr. James Bianco, President and CEO of TuHURA Biosciences. “With the financing optionality provided by the credit facility, we now look forward to several anticipated key upcoming milestones, including: meeting with the FDA to discuss our IND and development plan for our VISTA inhibitor, TBS-2025, and initiating a Phase 1b/2 trial of TBS-2025 in mutNPM1 r/r AML; selecting our lead ADC for proof-of-concept studies in AML; and completing enrollment in our Phase 3 study of IFx-2.0 in Merkel Cell Carcinoma (MCC).”

First Quarter and Recent Corporate Highlights:

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In April 2026, the company announced a $50 million credit facility and royalty transaction extending its anticipated cash runway into 2028. Under the terms of the loan agreement for the credit facility, TuHURA will have the ability to draw down on the facility on an as-needed basis to fund monthly expenses for ongoing clinical development and operations. The facility bears a 12% annual interest rate on outstanding funds drawn, with interest paid monthly and principal repayment due at a 5-year maturity date for April 21, 2031.

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Announced Craig Tendler, M.D., will provide strategic, operational and other related services consistent with those of a Chief Medical Officer. Dr. Tendler will continue in his role as a member of the Board of Directors and also work with management to oversee clinical development strategy and operations of the company’s pipeline, including its VISTA inhibiting antibody, TBS-2025.

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Appointed Amanda Garofalo, MSHS, as Senior Vice President of Clinical Operations. Mrs. Garofalo has over 20 years of clinical and development experience and will work closely with Dr. Tendler in overseeing the day-to-day clinical operations.

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Received FDA Orphan Drug Designation (ODD) for IFx-2.0 for the treatment of stage IIB to stage IV cutaneous melanoma. The ODD designation was based on data from the Company's previously completed Phase 1 study of IFx-2.0, which demonstrated IFx-2.0 to be safe with no serious dose limiting toxicities. Additionally, the study demonstrated that patients refractory to checkpoint inhibitor therapy (anti-PD1) experienced clinical benefit upon subsequent anti-PD1 based treatment.

Anticipated Milestones by Program

IFx-2.0 (Innate Immune Agonist)

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1H 2026: Anticipate Orphan Drug Designation for IFx-2.0 in MCC
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2H 2026: Anticipate presenting data at a scientific conference
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2H 2027: Complete enrollment in Phase 3 study of IFx-2.0
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2H 2027: Anticipate topline results from the Phase 3 accelerated approval trial of IFx-2.0 as an adjunctive therapy to Keytruda® (pembrolizumab) in first-line treatment for advanced or metastatic MCC

TBS-2025 (VISTA inhibiting mAb)

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1H 2026: Planned FDA IND meeting regarding the Phase 1b/2 development plan inNPM1 mut r/r AML, and other molecularly defined subsets
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2H 2026: Seek Orphan Drug Designation in AML
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2H 2026: Initiate Phase 1b/2 trial of VISTA in mutNPM1 r/r AML

MDSC Inhibitors (Bi-specific ADCs)

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1H 2026: Select lead ADC for proof-of-concept study in AML
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2H 2026: Presentations at key scientific meetings

Summary of Financial Results for the First Quarter 2026

Cash and cash equivalents of $6.3 million at March 31, 2026. TuHURA's total common shares outstanding were approximately 63.6 million.

Research and development expenses were $5.2 million and $4.6 million for the 3 months ended March 31, 2026, and 2025, respectively.

General and administrative (G&A) expenses were $2.3 million and $2.0 million for the 3 months ended March 31, 2026, and 2025, respectively.

Net cash outflows from operating activities were ($4.4) million and ($4.7) million for the 3 months ended March 31, 2026, and 2025, respectively.

Net cash flows from financing activities were $ 7.2 million and $ (0.5) million for the 3 months ended March 31, 2026, and 2025, respectively.

About TuHURA Biosciences, Inc.
TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA's lead innate immune agonist, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA has initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) compared to Keytruda® plus placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist product candidates, TuHURA is developing TBS-2025, a VISTA inhibiting mAb moving into Phase 1b/2 in mutNPM1 r/r AML, a molecularly defined subgroup of patients with AML. In addition, TuHURA is leveraging its Delta Opioid Receptor technology to develop first-in-class, bi-specific, bi-functional antibody drug conjugates (ADCs) targeting Myeloid Derived Suppressor Cells to inhibit their immune-suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit www.tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-Looking Statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely,” or the negative or plural of these words or similar expressions. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others: the risk that funds available under the Company’s credit facility may be insufficient to fund the Company’s operations and development programs to the extent anticipated; risks associated with conducting the ongoing Phase 3 trial for IFx.20; the risks associated with continuing the development of TBS-2025 and our DOR technologies; risks related to patient enrollment, trial design, data outcomes and regulatory interactions; uncertainty regarding the timing and likelihood of regulatory approvals; and the other risks described from time to time in detail in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 31, 2026, and TuHURA’s other reports and filings with the SEC from time to time, which are available on TuHURA’s website and at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Investor Contact:

Monique Kosse

Gilmartin Group

Monique@GilmartinIR.com